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                                                                    Exhibit 23.1








                          CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30639) of Griffin Land & Nurseries, Inc. of our report dated February 18, 1998 which appears on page 33 of the Form 10-K of Griffin Land & Nurseries, Inc. for the fiscal year ended November 29, 1997. We also consent to the incorporation by reference of our report on the financial statement schedules, which appears on page S-3 of the Form 10-K of Griffin Land & Nurseries, Inc. for the fiscal year ended November 29,1997.





/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP

Hartford, Connecticut
October 23, 1998